LIMITED POWER OF ATTORNEY
FOR
SECTION 16 REPORTING OBLIGATIONS


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Patrick J. Haggarty-Phillips a/k/a Patrick J. Haggarty, hereby appoints Hugh Gonzalez, Ricardo Colon-Rios, Alfonso Cuesta and Nilda M. Vazquez-Rodriguez, or either of them acting singly, to be my true and lawful attorney-in-fact, for me and in my name, place, and stead, to prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 and amendments thereto with respect to securities of OFG Bancorp (the "Company"), required to be filed with the Securities and Exchange Commission, national securities exchanges, and the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting unto said attorneys-in-fact full power and authority to perform all acts necessary to be done to complete such purposes.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity and on the behalf of the undersigned, are not assuming nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of
Section 16 of the Securities Exchange Act. The undersigned agrees that the attorneys-in-fact herein, may rely entirely on information furnished orally or in writing by the undersigned, my brokers, the Company or any employee, officer or representative of the Company or any of its subsidiaries to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages, or liabilities, (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3,4 or 5 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. For the avoidance of doubt, the validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 26 day of January 2023.

      Signed and acknowledged:


      /s/ Patrick J. Haggarty
      ____________________________
      Signature
      Patrick J. Haggarty-Phillips a/k/a
      Patrick J. Haggarty